                                                                   EX-99.B9


                     TRANSFER AGENCY AND SERVICE AGREEMENT



                                    between



                           DODGE & COX BALANCED FUND



                                      and



                     BOSTON FINANCIAL DATA SERVICES, INC.

                               TABLE OF CONTENTS
                               -----------------

                                                              Page
                                                              ----
1.  Terms of Appointment; Duties of  Boston Financial.........  1

2.  Agreements with Third Party Administrators for
    Defined Contribution Plans................................  4

3.  Individual Retirement Accounts and 403(b) Plans...........  4

4.  Fees and Expenses.........................................  4

5.   Representations and Warranties of  Boston Financial......  5

6.  Representations and Warranties of the Fund................  6

7.   Wire Transfer Operating Guidelines.......................  6

8.   Data Access and Proprietary Information..................  8

9.   Indemnification..........................................  10

10.  Standard of Care.........................................  12

11.  Covenants of the Fund and Boston Financial...............  12

12.  Term and Termination of Agreement........................  13

13.  Assignment...............................................  13

14.  Amendment................................................  14

15.  Massachusetts Law to Apply...............................  14

16.  Disaster Recovery and Insurance Coverage.................  14

17.  Force Majeure............................................  14

18.  Consequential Damages....................................  15

19.  Merger of Agreement......................................  15

20.  Limitations of Liability of the Trustees
     or Shareholders..........................................  15

21.  Counterparts.............................................  15

22.  Reproduction of Documents................................  15

                     TRANSFER AGENCY AND SERVICE AGREEMENT
                     -------------------------------------



AGREEMENT made as of the       day of                        , 1997, by and
between DODGE & COX BALANCED FUND, a California common law trust, having its principal office and place of business at One Sansome Street, 35th Floor, San Francisco California (the "Fund"), and BOSTON FINANCIAL DATA SERVICES, INC. a Massachusetts corporation having its principal office and place of business at 2 Heritage Drive, Quincy, Massachusetts 02171 ("Boston Financial").

WHEREAS, the Fund desires to appoint Boston Financial as its transfer agent, dividend disbursing agent, custodian of certain retirement plans and agent in connection with certain other activities, and Boston Financial desires to accept such appointment;

WHEREAS, the Fund desires to appoint State Street Bank and Trust Company, a Massachusetts trust company and an affiliate of Boston Financial ("State Street"), a custodian of certain retirement plans;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:


l.    Terms of Appointment; Duties of Boston Financial
      ------------------------------------------------


1.1 Subject to the terms and conditions set forth in this Agreement, the Fund hereby employs and appoints Boston Financial to act as, and Boston Financial agrees to act as its transfer agent for the Fund's authorized
      and issued shares of its beneficial interest, $ 1.00   par value,
      ("Shares"), dividend disbursing agent and agent in connection with any accumulation, open-account or similar plans provided to the shareholders of the Fund ("Shareholders") and set out in the currently effective prospectus and statement of additional information ("Prospectus") of the Fund, including without limitation any periodic investment plan or periodic withdrawal program and appoints State Street as custodian of certain retirement plans.



1.2   Transfer Agent Services.  Boston Financial agrees that it will perform the
      ------------------------
      following services:



      (a) In accordance with procedures established from time to time by agreement between the Fund and Boston Financial, Boston Financial shall:



           (i) Receive for acceptance, orders for the purchase of Shares, and promptly deliver payment and appropriate documentation thereof to the Custodian of the Fund authorized pursuant to the Declaration of Trust of the Fund (the "Custodian");

          (ii) Pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

         (iii) Receive for acceptance redemption requests and redemption directions and deliver the appropriate documentation thereof to the Custodian;

           (iv) In respect to the transactions in items (i), (ii) and (iii) above, Boston Financial shall execute transactions directly with broker-dealers authorized by the Fund;

           (v) At the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

           (vi) Effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions;

          (vii) Prepare and transmit payments for dividends and distributions declared by the Fund;

         (viii) Issue replacement certificates for those certificates alleged to have been lost, stolen or destroyed upon receipt by Boston Financial of indemnification satisfactory to Boston Financial and protecting Boston Financial and the Fund, and Boston Financial at its option, may issue replacement certificates in place of mutilated stock certificates upon presentation thereof and without such indemnity;

           (ix) Maintain records of account for and advise the Fund and its Shareholders as to the foregoing and

            (x) Record the issuance of shares of the Fund and maintain pursuant to Rule 17Ad-10(e) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") a record of the total number of shares of the Fund which are authorized, based upon data provided to it by the Fund, and issued and outstanding. Boston Financial shall also provide the Fund on a regular basis with the total number of Shares which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Fund.



      (b) In addition to and neither in lieu nor in contravention of the services set forth in the above paragraph (a), Boston Financial shall: (i) perform the customary services of a transfer agent, dividend disbursing agent and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing Shareholder proxies, Shareholder reports and prospectuses to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information and (ii) provide a system which will enable the Fund to monitor the total number of Shares sold in each State.

      (c) In addition, the Fund shall (i) identify to Boston Financial in writing those transactions and assets to be treated as exempt from blue sky reporting for each State and (ii) verify the establishment of transactions for each State on the system prior to activation and thereafter monitor the daily activity for each State. The responsibility of Boston Financial for the Fund's blue sky State registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Fund and the timely reporting of such transactions to the Fund as provided above.

      (d) Boston Financial shall report abandoned property to the states as may be agreed upon in writing between the Fund and Boston Financial.

      (e)  Procedures as to who shall provide certain of these services in
           Section 1 may be established from time to time by agreement between the Fund and Boston Financial per the attached service responsibility schedule. Boston Financial may at times perform only a portion of these services and the Fund or its agent may perform these services on the Fund's behalf.


2.    Agreements with Third Party Administrators for Defined Contribution Plans
      -------------------------------------------------------------------------

2.1 Boston Financial and the Fund agree that at the Fund's request Boston Financial will enter into agreements with third party administrators for defined contribution plans designated by the Fund, to serve as limited agents of the Fund in the purchase and redemption of Shares of the Fund by the employee benefit, profit-sharing and retirement plans and arrangements described in Section 3(34) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or similar plans and arrangements, whether or not subject to ERISA or qualified for exemption from taxation under the Internal Revenue Code of 1986, as amended, (the "Internal Revenue Code") the ("Plans"). The third party administrators will perform administrative and record keeping services for the Plans, which invest in the Fund. Except as expressly provided in
      Section 9.2 of hereof, Boston Financial's duties and performance under such agreements shall be determined by the terms thereof and not pursuant to the terms of this Agreement.

2.2 Such agreements will be based either on a form of agreement provided by the Fund or by Boston Financial and acceptable to the other party hereto. Boston Financial reserves the right not to enter into or to terminate any such agreement if such agreement or performance thereunder by the third party administrator fails to meet industry standards or comply with applicable law.

3.    Individual Retirement Accounts and 403(b) Plans.
      ------------------------------------------------

      Boston Financial shall provide certain materials and agreements that allow Shareholders to establish custodial accounts under Sections 408 and 403(b) of the Internal Revenue Code that name State Street as custodian ("IRA and 403(b) Prototypes"). Boston Financial shall provide and maintain IRA and 403(b) Prototypes in full compliance with the Internal
      Revenue Code.  The Fund shall not revise or modify the   IRA and 403(b)
      Prototypes without the written consent of Boston Financial.

4.    Fees and Expenses
      -----------------

4.1 For the performance by Boston Financial pursuant to this Agreement, the Fund agrees to pay Boston Financial an annual maintenance fee for each Shareholder account as set out in the initial fee schedule agreed upon by the parties. Such fees and out-of-pocket expenses and advances identified under Section 4.2 below may be changed from time to time subject to mutual written agreement between the Fund and Boston Financial.

4.2 In addition to the fee paid under Section 4.1 above, the Fund agrees to reimburse Boston Financial for out-of-pocket expenses, including but not limited to confirmation production, postage, forms, telephone, microfilm, microfiche, mailing and tabulating proxies, records storage, or advances incurred by Boston Financial for the items set out in the fee schedule attached hereto. In addition, any other expenses incurred by Boston Financial at the request or with the consent of the Fund, will be reimbursed by the Fund.

4.3 The Fund agrees to pay all fees and reimbursable expenses within ten days following the receipt of the respective billing notice. Postage for mailing of dividends, proxies, Fund reports and other mailings to all shareholder accounts shall be advanced to Boston Financial by the Fund at least seven (7) days prior to the mailing date of such materials.

5.    Representations and Warranties of Boston Financial
      --------------------------------------------------

      Boston Financial represents and warrants to the Fund that:

5.1 It is a corporation duly organized and existing and in good standing under the laws of The Commonwealth of Massachusetts.

5.2 It is duly qualified to carry on its business in The Commonwealth of Massachusetts.

5.3 It is empowered under applicable laws and by its Charter and By-Laws to enter into and perform this Agreement.

5.4 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

5.5 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

5.6 It is duly registered as a transfer agent pursuant to Section 17A(c)(2) of the Exchange Act.

5.7 It will comply with, and maintain such books and records as are required of it by, the Internal Revenue Code, as amended, the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the Exchange Act.

6.    Representations and Warranties of the Fund
      ------------------------------------------

      The Fund represents and warrants to Boston Financial that:

6.1   It is a business trust duly organized and existing and in good standing
      under the laws of   the State of California.

6.2 It is empowered under applicable laws and by its Declaration of Trust and By-Laws to enter into and perform this Agreement.

6.3 All corporate proceedings required by said Declaration of Trust and By-Laws have been taken to authorize it to enter into and perform this Agreement.

6.4 It is an open-end and diversified management investment company registered under the Investment Company Act of 1940, as amended.

6.5 A registration statement under the Securities Act of 1933, as amended is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Fund being offered for sale.

7.    Wire Transfer Operating Guidelines/Articles 4A of the Uniform Commercial
      ------------------------------------------------------------------------
      Code
      ----

7.1 Boston Financial is authorized to promptly debit the appropriate Fund account(s) upon the receipt of a payment order in compliance with the selected security procedure (the "Security Procedure") chosen for funds transfer and in the amount of money that Boston Financial has been instructed to transfer. Boston Financial shall execute payment orders in compliance with the Security Procedure and with the Fund instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. All payment orders and communications received after this the customary deadline will be deemed to have been received the next business day.

7.2 The Fund acknowledges that the Security Procedure it has designated on the Fund Selection Form was selected by the Fund from security procedures offered by Boston Financial. The Fund shall restrict access to confidential information relating to the Security Procedure to authorized persons as communicated to Boston Financial in writing. The Fund must notify Boston Financial immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Fund's authorized personnel. Boston Financial shall verify the authenticity of all Fund instructions according to the Security Procedure.

7.3 Boston Financial shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern.

7.4 Boston Financial reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of Boston Financial's receipt of such payment order; (b) if initiating such payment order would cause Boston Financial, in Boston Financial's sole judgement, to exceed any volume, aggregate dollar, network, time, credit or similar limits which are applicable to Boston Financial; or (c) if Boston Financial, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

7.5 Boston Financial shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the Security Procedure provided that such requests are received in a timely manner affording Boston Financial reasonable opportunity to act.
      However, Boston Financial assumes no liability if the request for amendment or cancellation cannot be satisfied.

7.6 Boston Financial shall assume no responsibility for failure to detect any erroneous payment order provided that Boston Financial complies with the payment order instructions as received and Boston Financial complies with the Security Procedure. The Security Procedure is established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

7.7 Boston Financial shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless Boston Financial is notified of the unauthorized payment order within sixty (60) days of notification by Boston Financial of the acceptance of such payment order. In no event (including failure to execute a payment order) shall Boston Financial be liable for special, indirect or consequential damages, even if advised of the possibility of such damages.

7.8 When the Fund initiates or receives Automated Clearing House credit and debit entries pursuant to these guidelines and the rules of the National Automated Clearing House Association and the New England Clearing House Association, State Street will act as an Originating Depository Financial Institution and/or Receiving Depository Financial Institution, as the case may be, with respect to such entries. Credits given by State Street with respect to an ACH credit entry are provisional until State Street receives final settlement for such entry from the Federal Reserve Bank. If State Street does not receive such final settlement, the Fund agrees that State Street shall receive a refund of the amount credited to the Fund in connection with such entry, and the party making payment to the Fund via such entry shall not be deemed to have paid the amount of the entry.

7.9 Confirmation of Boston Financial's execution of payment orders shall ordinarily be provided within twenty four (24) hours notice of which may be delivered through Boston Financial's proprietary information systems, or by facsimile or call-back. The Fund must report any objections to the execution of an order within thirty (30) days.

8.    Data Access and Proprietary Information
      ---------------------------------------

8.1 The Fund acknowledges that the data bases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to the Fund by Boston Financial as part of the Fund's ability to access certain Fund-related data ("Customer Data") maintained by Boston Financial on data bases under the control and ownership of Boston Financial or other third party ("Data Access Services") constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to Boston Financial or other third party. In no event shall Proprietary Information be deemed Customer Data. The Fund agrees to treat all Proprietary Information as proprietary to Boston Financial and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder. Without limiting the foregoing, the Fund agrees for itself and its employees and agents:

      (a) to access Customer Data solely from locations as may be designated in writing by Boston Financial and solely in accordance with Boston Financial's applicable user documentation;

      (b) to refrain from copying or duplicating in any way the Proprietary Information;

      (c) to refrain from obtaining unauthorized access to any portion of the Proprietary Information, and if such access is inadvertently obtained, to inform in a timely manner of such fact and dispose of such information in accordance with Boston Financial's instructions;

      (d) to refrain from causing or allowing the data acquired hereunder from being retransmitted to any other computer facility or other location, except with the prior written consent of Boston Financial, provided however the Fund may store the information transmitted from Boston Financial's databases on its computer systems and make available such information to the Fund and its affiliates as necessary;

      (e) that the Fund shall have access only to those authorized transactions agreed upon by the parties and

      (f) to honor all reasonable written requests made by Boston Financial to protect at Boston Financial's expense the rights of Boston Financial in Proprietary Information at common law, under federal copyright law and under other federal or state law.


Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Section 8. The obligations of this Section shall survive any earlier termination of this Agreement.


8.2 If the Fund notifies Boston Financial that any of the Data Access Services do not operate in material compliance with the most recently issued user documentation for such services, Boston Financial shall endeavor in a timely manner to correct such failure. Organizations from which Boston Financial may obtain certain data included in the Data Access Services are solely responsible for the contents of such data and the Fund agrees to make no claim against Boston Financial arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof. DATA ACCESS SERVICES AND ALL COMPUTER PROGRAMS AND SOFTWARE SPECIFICATIONS USED IN CONNECTION THEREWITH ARE PROVIDED ON AN AS IS, AS AVAILABLE BASIS. BOSTON FINANCIAL EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

8.3 If the transactions available to the Fund include the ability to originate electronic instructions to Boston Financial in order to (a) effect the transfer or movement of cash or Shares or (b) transmit Shareholder information or other information, then in such event Boston Financial shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by Boston Financial from time to time.


9.    Indemnification
      ---------------


9.1 Boston Financial shall not be responsible for, and the Fund shall indemnify and hold Boston Financial harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

      (a) All actions of Boston Financial, State Street or its agent or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct;

      (b) The Fund's lack of good faith, negligence or willful misconduct which arise out of the breach of any representation or warranty of the Fund hereunder;

      (c) The reliance on or use by Boston Financial or its agents or subcontractors of information, records, documents or services which
           (i) are received by Boston Financial or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Fund or any other person or firm on behalf of the Fund including but not limited to any previous transfer agent or registrar;

      (d) The reliance on, or the carrying out by Boston Financial or its agents or subcontractors of any authorized instructions or requests of the Fund;

      (e) The offer or sale of Shares in violation of federal or state securities laws or regulations requiring that such Shares be registered or in violation of any stop order or other determination or ruling by any federal or any state agency with respect to the offer or sale of such Shares provided however, that with respect to state securities laws liability, Boston Financial complies with the Fund's instructions under this Agreement as to the jurisdiction in which the Shares may be sold; and

      (f) The negotiations and processing of checks made payable to prospective or existing Shareholders tendered to Boston Financial for the purchase of Shares, such checks are commonly known as "third party checks".

9.2 Except as expressly provided below, Boston Financial shall not be held to the standard of care under Section 10 of this Agreement and shall not be responsible for, and the Fund shall indemnify and hold Boston Financial harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of,
      attributable to or resulting from   entering into agreements with third
      party administrators for Plans as described in Section 2 of this Agreement and from Boston Financial's actions or omissions thereunder, provided
                                                                   --------
      however, that the processing by Boston Financial of purchase and
      -------
      redemption transactions pursuant to the terms of such agreements shall constitute services under Section 1.2 hereof, and the respective rights and obligations of Boston Financial and the Fund to each other with respect to such purchase and redemption transactions shall be governed by the other terms of this Agreement, including Sections 9.1, 9.3, 9.4, 9.5 and 10, and not by this Section 9.2.

9.3 At any time Boston Financial may apply to any officer of the Fund for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by Boston Financial under this Agreement, and Boston Financial and its agents or subcontractors shall not be liable and shall be indemnified by the Fund for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. Boston Financial, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document , reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided Boston Financial or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Fund, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund. Boston Financial, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Fund, and the proper countersignature of any former transfer agent or former registrar, or of a co-transfer agent or co-registrar.

9.4 The Fund shall not be responsible for, and Boston Financial shall indemnify and hold the Fund harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to any action, or failure or omission to act by Boston Financial as a result of Boston Financial's lack of good faith, negligence or willful misconduct.

9.5 In order that the indemnification provisions contained in this Section 9 shall apply, upon the assertion of a claim for which the indemnifying party (the "Indemnitor") may be required to indemnify the indemnified party (the "Indemnitee"), the Indemnitee shall promptly notify the Indemnitor of such assertion, and shall keep the Indemnitor advised with respect to all developments concerning such claim. The Indemnitor shall have the option to participate with the Indemnitee in the defense of such claim or to defend against said claim in its own name or in the name of the Indemnitee. The Indemnitee shall in no case confess any claim or make any compromise in any case in which the Indemnitor may be required to indemnify the Indemnitee except with the Indemnitor's prior written consent.

10.   Standard of Care
      ----------------

      Boston Financial shall at all times act in good faith and agrees to use its best efforts within reasonable limits to insure the accuracy of all services performed under this

      Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors unless said errors are caused by its negligence, bad faith, or willful misconduct or that of its employees or agents.


11.   Covenants of the Fund and Boston Financial
      ------------------------------------------

11.1  The Fund shall promptly furnish to Boston Financial the following:


      (a) (a) A certified copy of the resolution of the Board of Trustees of the Fund authorizing the appointment of the Bank and the execution and delivery of this Agreement.

      (b) A copy of the Declaration of Trust and By-Laws of the Fund and all amendments thereto.

11.2 Boston Financial hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

11.3 Boston Financial shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Company Act, and the Rules thereunder, Boston Financial agrees that all such records prepared or maintained by Boston Financial relating to the services to be performed by Boston Financial hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Fund on and in accordance with its request.

11.4 Boston Financial and the Fund agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

11.5 In case of any requests or demands for the inspection of the Shareholder records of the Fund, Boston Financial will endeavor to notify the Fund and to secure instructions from an authorized officer of the Fund as to such inspection. Boston Financial reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

12.   Term and Termination of Agreement
      ---------------------------------

12.1 The initial term of this agreement shall begin as of the day and year first written above and continue thereafter for three years (the "Initial Term"). Following the Initial Term this Agreement shall continue until terminated by either party as provided below.

12.2 After the expiration of the Initial Term this Agreement may be terminated by either party upon ninety (90) days written notice to the other.

12.3 Should the Fund exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Fund. Additionally, (a) Boston Financial reserves the right to charge for any other reasonable expenses associated with such termination and (b) should the Fund terminate during the Initial Term for any reason other than a material breach or material determination of service of the Agreement by Boston Financial, the Fund shall pay a charge as follows:

      (i) For termination during year one of the Initial Term the average of the last three months base fees and the conversion fee paid by the Fund;

      (ii) For termination during year two of the Initial Term the average of the last two months base fees and 66.66% of the conversion fee paid by the Fund; and

      (iii) For termination during year three of the Initial Term the average of the last month base fees and 33.33% of the conversion paid by the Fund.

12.4 Reorganization of the Fund as a Delaware business trust shall not be deemed a termination of the Agreement and upon such reorganization the parties will enter into a new agreement under the same terms with the Fund as a Delaware business trust.

13.   Assignment
      ----------

13.1 Except as provided in Section 13.3 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

13.2 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

13.3 Boston Financial may, without further consent on the part of the Fund, subcontract for the performance hereof with a Boston Financial subsidiary or affiliate duly registered as a transfer agent pursuant to Section 17A(c)(2) of the Exchange Act; provided, however, that Boston Financial shall be as fully responsible to the Fund for the acts and omissions of any subcontractor as it is for its own acts and omissions.

14.   Amendment
      ---------

      This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Board of Trustees of the Fund.

15.   Massachusetts Law to Apply
      --------------------------

      This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

16.   Disaster Recovery and Insurance Coverage
      ----------------------------------------

16.1 In the event of equipment failures beyond Boston Financial's control, Boston Financial shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. Boston Financial shall enter into and maintain in effect with appropriate parties one or more agreements making reasonable provisions for (a) periodic back-up of the computer files and data with respect to the Fund and (b) emergency use of electronic data processing equipment to provide services under this Agreement.

16.2 Boston Financial shall maintain commercially reasonable amounts of (a) comprehensive general liability insurance coverage and (b) errors and omissions insurance coverage and notify the Fund in the event that such insurance is canceled.


16.3 Boston Financial has a reasonable disaster recovery plan given the services it provides hereunder.

17.   Force Majeure
      -------------

      In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

18.   Consequential Damages
      ---------------------

      Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder.

19.   Merger of Agreement
      -------------------

      This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

20.   Limitations of Liability of the Trustees and Shareholders
      ---------------------------------------------------------

      A copy of the Declaration of Trust of the Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or Shareholders individually but are binding only upon the assets and property of the Fund.

21.   Counterparts
      ------------

      This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

22.   Reproduction of Documents
      -------------------------

      This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction shall likewise be admissible in evidence.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                               DODGE & COX BALANCED FUND


                               BY:
                                   ---------------------------------------


                               BOSTON FINANCIAL DATA SERVICES, INC.


                               BY:
                                   ---------------------------------------

               BOSTON FINANCIAL & FUND SERVICE RESPONSIBILITIES*


Service Performed                               Responsibility
-----------------                               --------------
                                                Boston Financial Fund
                                                ---------------------

1.   Receives orders for the purchase                   X
     of Shares.

2.   Issue Shares and hold Shares in                    X
     Shareholders accounts.

3.   Receive redemption requests.                       X

4.   Effect transactions 1-3 above                      X
     directly with broker-dealers.

5.   Pay over monies to redeeming                       X
     Shareholders.

6.   Effect transfers of Shares.                        X

7.   Prepare and transmit dividends                     X
     and distributions.

8.   Issue Replacement Certificates.                    X

9.   Reporting of abandoned property.                   X

10.  Maintain records of account.                       X

11.  Maintain and keep a current and                    X
     accurate control book for each
     issue of securities.

12.  Mail proxies.                                      X

13.  Mail Shareholder reports and/                      X
     or provide address labels.

14.  Mail prospectuses to current                       X
     Shareholders.

Service Performed                             Responsibility
-----------------                             --------------
                                              Boston Financial Fund
                                              ---------------------

15.  Withhold taxes on U.S. resident                    X
     and non-resident alien accounts.

16.  Prepare and file U.S. Treasury                     X
     Department forms and transmit
     such forms to Shareholders.

17.  Prepare and mail account and                       X
     confirmation statements and
     average cost statements for
     Shareholders.

18.  Provide Shareholder account                        X
     information and services by
     mail and telephone.

19.  Blue sky reporting.                                X


* Such services are more fully described in Section 1.2 (a), (b),(c) and (d) of the Agreement.



                              DODGE & COX BALANCED FUND


                              BY:
                                  ----------------------------------------



                              BOSTON  FINANCIAL DATA SERVICES, INC.



                              BY:
                                  ----------------------------------------